Exhibit 1.1

$500,000,000

3.700% General and Refunding Mortgage Notes,

Series CC, due 2029

NEVADA POWER COMPANY

UNDERWRITING AGREEMENT

January 28, 2019

BMO CAPITAL MARKETS CORP.

BNP PARIBAS SECURITIES CORP.

CIBC WORLD MARKETS CORP.

CITIGROUP GLOBAL MARKETS INC.

SUNTRUST ROBINSON HUMPHREY, INC.

c/o                               Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

as representatives of the several Underwriters named in Schedule A hereto.

Ladies and Gentlemen:

1.                                      Introductory.  Nevada Power Company, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule A attached hereto (collectively, the “Underwriters”), for whom BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc. are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 3.700% General and Refunding Mortgage Notes, Series CC, due 2029 (the “Offered Securities”) to be issued under that certain General and Refunding Mortgage Indenture, dated as of May 1, 2001 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in trust to The Bank of New York Mellon, formerly The Bank of New York), as trustee (the “Trustee”), as amended and supplemented by various instruments including an officer’s certificate, to be dated the Closing Date (as defined herein) (the “Officer’s Certificate”), establishing the terms of the Offered Securities, such Original Indenture, as so amended and supplemented, being hereinafter called the “Indenture.”

On September 30, 2016, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-213897) for the registration of securities, including the Offered Securities, under the United States Securities Act of 1933, as amended (the “Securities Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission thereunder (the “Rules and Regulations) and for the qualification of the Indenture under the United States Trust Indenture

Act of 1939, as amended (the “Trust Indenture Act”). As used herein, the term “Registration Statement” means, as of any particular time, such registration statement, including (a) any amendments thereto at such time, (b) the exhibits and schedules thereto at such time (if any) and (c) any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act that, in accordance with Rule 430B under the Securities Act, is deemed to be a part thereof.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 (i) At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the Securities Act, the Company met the requirements for use of Form S-3 under the Securities Act.

(ii)                                  The Registration Statement was declared effective on October 18, 2016.  No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for that purpose have been instituted by the Commission or are pending or have been threatened by the Commission or, to the knowledge of the Company, are being contemplated by the Commission; and any request by the Commission for additional information has been complied with.

(iii)                               At the earliest time after filing of the Registration Statement that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(iv)                              All references in this Underwriting Agreement to the Registration Statement shall be deemed to include, as of any time, the documents incorporated by reference therein at such time; and all references in this Underwriting Agreement to an amendment to the Registration Statement shall be deemed to include any documents filed by the Company with the Commission after the date thereof that is incorporated by reference therein.

(b)                                 (i) A preliminary prospectus supplement relating to the Offered Securities has been prepared, and a final prospectus supplement relating to the Offered Securities will be prepared by the Company in accordance with Section 5(a) hereof.  Such preliminary prospectus supplement (including the base prospectus to which it is attached and the documents incorporated by reference therein, but without regard to any amendment or supplement thereto after the date thereof) is hereinafter referred to as the “Preliminary Prospectus;” such form of final prospectus supplement relating to the Offered Securities to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the base prospectus to which it is attached and documents incorporated by reference therein, but without regard to any amendment or supplement thereto after the date thereof) is hereinafter referred to as the “Prospectus.”  The Preliminary Prospectus, as amended or supplemented as of the Applicable Time (as defined below), when considered together with the final term sheet filed pursuant to Section 5(a) hereof (the “Disclosure Package”), as of the Applicable Time, did not include any untrue statement

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of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date and as of the Closing Date (as defined below), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by, and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, this sentence and the preceding sentence do not apply to statements in or omissions from the information referred to on Schedule D.  For purposes of this Underwriting Agreement, the “Applicable Time” is 4:15 p.m., New York City Time, on the date of this Underwriting Agreement.

(ii)                                  All references in this Underwriting Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed by the Company with the Commission after the date thereof.

(c)                                  The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus when made will conform, in all material respects to the applicable requirements of the Securities Act and the Rules and Regulations, and the Registration Statement conforms, and any further amendments or supplements to the Registration Statement when made will conform, in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder.  The Registration Statement, as of the time it was originally declared effective, as of the time of the effectiveness thereof for purposes of paragraph (f)(2) of Rule 430B under the Securities Act, as applied to the Underwriters, and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                                 The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, business or results of operations of the Company, taken as a whole (a “Material Adverse Effect”).

(e)                                  The Company has the legal right to function and operate as an electric public utility company in the State of Nevada.

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(f)                                   The Company has no “significant subsidiaries” as such term is defined in Rule 405 under the Securities Act.

(g)                                  The documents incorporated by reference in the Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (“Exchange Act Rules and Regulations”), and, when read together with the other information in the Prospectus and the Disclosure Package, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.  The Company is in compliance in all material respects with all the applicable provisions of the United States Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(h)                                 The accountants who issued their reports on the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.

(i)                                     The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial condition of the Company and subsidiaries as of the dates indicated and the related consolidated results of operations, changes in shareholder’s equity and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information required to be stated therein. The selected financial data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The financial statements and other financial data included in the Registration Statement and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language filed as exhibits to the documents incorporated by reference or deemed to be incorporated by reference into the Registration Statement and the Prospectus fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)                                    This Underwriting Agreement has been duly authorized by and, upon execution and delivery by the parties hereto, will be a legal, valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy; the Indenture has been duly authorized by and, at the Closing Date (as hereinafter defined), will constitute a legal,

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valid and binding obligation of the Company enforceable against the Company in accordance with its terms; the Offered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Underwriting Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Underwriting Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus, the Offered Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; provided, however, that enforcement of the Indenture and the Offered Securities may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles; the Offered Securities and the Indenture will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus; and the Offered Securities will be entitled to the benefits and security provided by the Indenture, ratably with all other securities outstanding thereunder. At the Closing Date, the Indenture will have been qualified under the Trust Indenture Act.

(k)                                 Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company taken as a whole, whether or not arising in the ordinary course of business, and (B) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

(l)                                     The Company is neither (i) in violation of its Restated Articles of Incorporation, as amended, or bylaws, nor (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which in the case of this subsection (ii) would result in a Material Adverse Effect.  The execution and delivery of this Underwriting Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with, constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance, other than pursuant to the Mortgage, upon any material property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the material property or assets of the Company is subject, nor will such action result in any violation of the Restated Articles of Incorporation, as amended, or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(m)                             The Company has made all necessary filings and obtained all necessary consents, orders or approvals from the Public Utilities Commission of Nevada (“PUCN”) in connection with the issuance and sale of the Offered Securities and the application of the proceeds thereof, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Underwriting Agreement, except such as may be required under state securities (“Blue Sky”) laws.

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(n)                                 Except as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which would be reasonably likely to result in a Material Adverse Effect or would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated by this Underwriting Agreement or the Indenture.

(o)                                 Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

(p)                                 The Company is not, and will not be after giving effect to the offering of the Offered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

(q)                                 (i) The Company (A) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and (B) has devised and established and maintains the following, among other, internal controls (without duplication): (I) a system of “internal accounting controls,” as contemplated in Section 13(b)(2)(B) of the Exchange Act; (II) “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) of the Exchange Act Rules and Regulations; and (III) “disclosure controls and procedures,” as such term is defined in Rule 13a-15(e) of the Exchange Act Rules and Regulations.

(r)                                    The Company (i) is in compliance with any and all applicable United States federal, state and local laws and regulations relating to the protection of human health, safety, and the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses, except where such non-compliance with Environmental Laws as set forth in (i), and failure to receive required permits, licenses or other approvals, as set forth in (ii), either (A) would not be reasonably likely to have a Material Adverse Effect or (B) is set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(s)                                   (i) Except for such defects, irregularities, exceptions and limitations as constitute Permitted Liens (as defined in the Indenture), the Company has good and marketable title to all real property, and good title to all other property, owned by it, including, without limitation, property that is or at the Closing Date will be specifically or generally described or referred to in the Indenture as being subject to the Lien (as defined in the Indenture) created by the Indenture; and the descriptions of all such property

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contained or referred to in the Indenture are correct in all material respects and adequate for purposes of the Lien purported to be created by the Indenture.

(ii)                                  The Company has obtained and delivered to the Trustee policies of title insurance and endorsements thereto which (A) cover (I) the Company’s real properties used in connection with the generation of electric power from the generating facilities known as the Clark Station, the Harry Allen Station, the Reid Gardner Station (Units 1, 2 and 3) and the Sunrise Station and (II) all other real properties of the Company located in Nevada that were owned in fee title as of August 18, 2003, (B) have an aggregate face amount of $950,000,000, (C) contain “first loss payable” and “last dollar” endorsements and (D) are in full force and effect.

(iii)                               The Indenture (excluding the Officers’ Certificate) constitutes, and, at the Closing Date, the Indenture will constitute, a valid mortgage lien on or security interest in the property which is specifically or generally described or referred to in the Indenture as being subject to the Lien created by the Indenture. There is no, and at the Closing Date there will be no, Lien prior to the Lien created by the Indenture, other than Permitted Liens, on the property subject to the Lien created by the Indenture.  The Indenture will constitute a valid mortgage lien on or security interest in all property located in the State of Nevada acquired by the Company after the Closing Date, other than property excepted or released from the Lien created by the Indenture, as and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus.

(iv)                              The Indenture has been duly recorded or filed for recordation as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made, in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture. All taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Offered Securities have been paid.

(t)                                    Neither the Company, nor, to the knowledge of the Company, after due inquiry, any director, officer or employee of the Company, has in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign office” as defined in the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-bribery or anti-corruption laws or statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company has conducted its business in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, and any other applicable anti-bribery or anti-corruption laws or statues, and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(u)                                 The operations of the Company have been conducted at all applicable times in compliance with applicable financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company conducts business, the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company is subject with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)                                 Neither the Company nor, to the knowledge of the Company, after due inquiry, any director, officer or employee of the Company (i) is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the United States Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) is located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.  The Company has not knowingly engaged in for the past five years, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

3.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.116% of the principal amount thereof, the respective principal amount of the Offered Securities set forth opposite the names of the several Underwriters in Schedule A hereto.

The Company will deliver, against payment of the purchase price and the Reimbursement (as defined in Section 5(l)(iii)), the Offered Securities to be purchased by each Underwriter hereunder and to be offered and sold by each Underwriter in the form of one or more global securities in registered form without interest coupons (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in the Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Disclosure Package and the Prospectus.

Payment of the purchase price for the Offered Securities and the Reimbursement shall be made by the Representatives in a single combined payment in Federal (same day) funds, by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at 10:00 a.m., (New York time), on January 30, 2019, or at such other time not later

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than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities.  Certificates, legal opinions and other documents evidencing the performance and satisfaction by the Company of the conditions and covenants to be performed and satisfied by it hereunder shall be delivered to the Representatives at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, NY 10036.  The Global Securities will be made available for checking at such offices of Pillsbury Winthrop Shaw Pittman LLP at least 24 hours prior to the Closing Date.

4.                                      Free Writing Prospectuses; Non-U.S. Offerings.

(a)                                 The Company (i) represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and (ii) has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(b)                                 Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing customary information (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act); and

(c)                                  Any such free writing prospectus (including any Issuer Free Writing Prospectus) the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule B hereto.

(d)                                 Each of the Underwriters severally acknowledges, represents and agrees that:

(i)                                     the Offered Securities are not intended to be offered, sold or otherwise made available to and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision, a retail investor means a person who is one (or more) of: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”), and that consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Offered Securities or otherwise making them available to retail investors in the European Economic Area has been prepared, and therefore offering or selling the Offered Securities or otherwise

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making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation. Each of the Underwriters further acknowledges, represents and agrees that the Preliminary Prospectus and the Prospectus have been prepared on the basis that any offer of Offered Securities in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Offered Securities, and that the Preliminary Prospectus and the Prospectus are not a prospectus for the purposes of the Prospectus Directive; and

(ii)                                  (i) (A) it has only communicated or caused to be communicated (and will only communicate or cause to be communicated) an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.                                      Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                 It will prepare the Prospectus in a form approved by the Representatives and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Underwriting Agreement; to make no further amendment or any supplement to the Registration Statement, or the Prospectus prior to the Closing Date that shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Offered Securities, in the form set forth on Schedule C hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending

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of the Registration Statement, or the amending or supplementing of the Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (references herein to the Registration Statement shall mean any such new registration statement).

(b)                                 Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Underwriting Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Representatives and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Securities Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request but at the expense of such Representatives, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(c)                                  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then

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contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company will promptly notify the Underwriters and (ii) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)                                 The Company will deliver to each Underwriter, without charge, an electronic copy of each Free Writing Prospectus prepared by or on behalf of or used or referred to by the Company as each such Underwriter may reasonably request.  To the extent applicable, each such document furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

(e)                                  The Company will advise the Underwriters promptly of any additional action by the PUCN pertaining to the Offered Securities.

(f)                                   The Company will furnish promptly to the Representatives and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Offered Securities, including all documents incorporated therein by reference and all consents and exhibits filed therewith, as requested.

(g)                                  The Company will deliver promptly to the Underwriters such reasonable number of the following documents as the Underwriters may request: (i) the Prospectus and the Disclosure Package and (ii) to the extent not available via the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”), (1) conformed copies of the Registration Statement (excluding exhibits other than the Indenture, and this Underwriting Agreement), and (2) any documents incorporated by reference in the Prospectus.

(h)                                 In connection with the offering, until the earlier of (i) 180 days following the Closing Date and (ii) the date the Representatives shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i)                                     From the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

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(j)                                    As soon as practicable, the Company shall make generally available to its security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited), conforming with the requirements of Section 11(a) of the Securities Act and of the Rules and Regulations (including, at the option of the Company, Rule 158 under the Securities Act), covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the Rules and Regulations.

(k)                                 The Company will endeavor, in cooperation with the Representatives, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file any general consent to service of process in any such jurisdiction or to take any other action that would subject the Company to service of process in any suits (other than those arising out of the offering of the Offered Securities) or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided.  The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(l)                                     (i)  The Company will pay all costs incident to the authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereto (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of any filings with the Financial Industry Regulatory Authority, Inc.; fees paid to rating agencies in connection with the rating of the Offered Securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in subsection (k) of this Section and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Underwriters in such connection not to exceed $10,000 in the aggregate); and all other costs and expenses incident to the performance of the Company’s obligations under this Underwriting Agreement (including fees and expenses of the Company’s counsel).

(ii)                                  Except as provided above in this Section 5(l), the Underwriters shall pay their own costs and expenses, including, without limitation, the fees and expenses of counsel to the Underwriters, any transfer taxes on the Offered Securities which they may sell and the expenses of advertising any offering of the Offered Securities made by the

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Underwriters; provided, however, that if the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than a default by one or more Underwriters, the Company shall be responsible for the fees and expenses of counsel for the Underwriters in an amount not to exceed $150,000.

(iii)                               At the Closing Date, the Underwriters shall make a payment to the Company in an amount equal to $375,000 in respect of certain expenses incurred by the Company in connection with the offering, issuance and sale of the Offered Securities (such payment being herein called the “Reimbursement”).

(m)                             The Company shall use the net proceeds received by it from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

6.                                      Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 The Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) of the Rules and Regulations and in accordance with Section 5(a) hereof); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the knowledge of the Company threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b)                                 Hutchison & Steffen, PLLC, counsel to the Company, shall have furnished to the Representatives, a letter addressed to the Underwriters and dated the Closing Date substantially in the form set forth in Exhibit A.

(c)                                  Perkins Coie LLP, counsel to the Company, shall have furnished to the Representatives, a letter addressed to the Underwriters and dated the Closing Date substantially in the form set forth in Exhibit B.

(d)                                 The Company shall have furnished to the Representatives on the Closing Date a certificate, dated the Closing Date, of its Chief Executive Officer, its President or a Vice President and its Treasurer or an Assistant Treasurer or Controller stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Section 2 hereof are true and correct as of the date hereof; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 6(a), (i) and (j) hereof have been fulfilled.

(e)                                  On the date hereof, the Representatives shall have received a letter from the Company’s independent registered public accounting firm addressed to the Underwriters dated as of the date hereof in form and substance reasonably satisfactory to the Representatives.

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(f)                                   On the Closing Date, the Representatives shall have received a letter dated as of the Closing Date from the Company’s independent registered public accounting firm updating the letter described in subsection (e) in form and substance reasonably satisfactory to the Representatives.

(g)                                  Subsequent to the Applicable Time, there shall not have been (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any material disruption in settlements of securities or clearance services in the United States; or (vi) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency, if, in the judgment of the Representatives the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(h)                                 Pillsbury Winthrop Shaw Pittman LLP, as counsel for the Underwriters, shall have furnished to the Representatives on the Closing Date such opinions as the Representatives may reasonably require.

(i)                                     The order of the PUCN referred to in Section 2(m) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened.

(j)                                    Subsequent to the execution of this Underwriting Agreement, the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company shall not have been lowered or any such rating agency shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

(k)                                 On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel to the Underwriters.

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7.                                      Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein made, in light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Underwriting Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the information referred to on Schedule D; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities (or actions in respect thereof), in connection with clauses (i) through (iii) below, purchased Offered Securities, or any person controlling such Underwriter, where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) prior to the Applicable Time the Company has notified such Underwriter that the Preliminary Prospectus, dated January 28, 2019, contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus and such corrected Preliminary Prospectus was provided to such Underwriter sufficiently in advance of the Applicable Time so that such corrected Preliminary Prospectus could have been conveyed to such person prior to the Applicable Time and (iii) such corrected Preliminary Prospectus was not conveyed to such person at or prior to the Applicable Time.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue

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statement or alleged untrue statement in or omission or alleged omission from the information referred to on Schedule D and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Underwriting Agreement.

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

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(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Offered Securities received by the Company bear to the total discounts and commissions received by the Underwriters with respect to the Offered Securities from the Company under this Underwriting Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities were purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)                                  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.                                      Default of Underwriters.  If any Underwriter or Underwriters defaults in its or their obligations to purchase the Offered Securities hereunder, and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to

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purchase does not exceed 10% of the total principal amount of the Offered Securities, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including themselves, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase such Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so defaults and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Underwriting Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company, except as provided in Section 9 hereof.  As used in this Underwriting Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein, including the Company’s obligations pursuant to Section 9 hereof, will relieve a defaulting Underwriter from liability for its default.

9.                                      Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.

10.                               No Fiduciary Duty.  The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities, including the determination of the offering price of such Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Underwriter, on the other hand; (ii) each Underwriter is acting solely in the capacity of an arm’s-length contractual counterparty to the Company in connection with the offering of such Offered Securities and the process leading to such transaction (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an Underwriter of, the Company; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such Offered Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered Securities except the obligations expressly set forth in this Underwriting Agreement; and (iv) the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Underwriting Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.

11.                               Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to each of (i) BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal Department, facsimile: 212-702-1205; (ii) BNP Paribas Securities Corp., 787 Seventh Ave, New York, New York 10019,

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Attention: Syndicate Desk, email: new.york.syndicate@bnpparibas.com; (iii) CIBC World Markets Corp., 300 Madison Avenue, 5th Floor, New York, New York 10017, Attention: Executive Management, email: DLCIBCExecutionmanagement@cibc.com; (iv) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, facsimile: 646-291-1469; and (v) SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, NE, Atlanta, Georgia 30326, Attention: Investment Grade Debt Capital Markets, facsimile: 404-926-5027; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Nevada Power Company, 6226 West Sahara Avenue, Las Vegas, NV 89146, Attention: Treasurer.

12.                               Successors.  This Underwriting Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors.  Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained.  This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Offered Securities shall be deemed to be a successor by reason merely of such purchase.  This Underwriting Agreement and the rights and obligations hereunder shall not be assignable by the Company without the prior written consent of the Representatives (which consent shall not be unreasonably withheld).  This Underwriting Agreement may not be modified or amended except by an instrument in writing signed by the Company and the Representatives.

13.                               Counterparts.  This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

14.                               Applicable Law.  This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

15.                               Waiver of Jury.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS UNDERWRITING AGREEMENT.  EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

16.                               Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York, New York in any suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

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If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NEVADA POWER COMPANY

By:	/s/ Michael Cole
Name:	Michael Cole
Title:	Vice President and
Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BMO CAPITAL MARKETS CORP.

By:	/s/ Mark Spadaccini
Name:	Mark Spadaccini
Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pasquale A.Perraglia IV
Name:	Pasquale A.Perraglia IV
Title:	Director

CIBC WORLD MARKETS CORP.

By:	/s/ Michael Kim
Name:	Michael Kim
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D.Bordner
Name:	Adam D.Bordner
Title:	Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Director

As Representatives of each of the several Underwriters

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SCHEDULE A

LIST OF UNDERWRITERS

Underwriters	Aggregate Principal Amount of Offered Securities
BMO Capital Markets Corp.	$90,000,000
BNP Paribas Securities Corp.	90,000,000
CIBC World Markets Corp.	90,000,000
Citigroup Global Markets Inc.	90,000,000
SunTrust Robinson Humphrey, Inc.	90,000,000
J.P. Morgan Securities LLC	6,250,000
KeyBanc Capital Markets Inc.	6,250,000
MUFG Securities Americas Inc.	6,250,000
RBC Capital Markets, LLC	6,250,000
Scotia Capital (USA) Inc.	6,250,000
SMBC Nikko Securities America, Inc.	6,250,000
TD Securities (USA) LLC	6,250,000
The Williams Capital Group, L.P.	6,250,000
Total	$500,000,000

SCHEDULE B

FREE WRITING PROSPECTUSES

1.              Final Pricing Term Sheet
(in the form of Schedule C hereto)

SCHEDULE C

Issuer Free Writing Prospectus

(Relating to Preliminary Prospectus Supplement

Dated January 28, 2019)

Filed Pursuant to Rule 433(d)

Registration No. 333-213897

NEVADA POWER COMPANY

FINAL PRICING TERM SHEET

January 28, 2019

Issuer:	Nevada Power Company

Legal Format:	SEC-Registered

Issue:	3.700% General and Refunding Mortgage Notes, Series CC, due 2029

Offering Size:	$500,000,000 in aggregate principal amount

Net Proceeds (before expenses) to Issuer:	$495,580,000

Coupon and Coupon Payment Dates:	3.700% per annum, payable semi-annually on each May 1 and November 1, commencing May 1, 2019

Trade Date:	January 28, 2019

Settlement Date:	January 30, 2019 (T+2)

Maturity Date:	May 1, 2029

Benchmark Treasury:	3.125% due November 15, 2028

Benchmark Treasury Yield:	2.746%

Spread to Benchmark Treasury:	+100 basis points

Re-offer Yield:	3.746%

Price to Public:	99.616% of the principal amount

Expected Ratings(1):	by Moody’s Investors Service, Inc. by S&P Global Ratings

Optional Redemption:	Make-whole call at any time prior to February 1, 2029 at 15 basis points over the Benchmark Treasury Yield. Callable at par on or after February 1, 2029.

Joint Book-Running Managers:	BMO Capital Markets Corp. BNP Paribas Securities Corp. CIBC World Markets Corp. Citigroup Global Markets Inc. SunTrust Robinson Humphrey, Inc.

Co-Managers:

J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
The Williams Capital Group, L.P.

CUSIP:	641423 CC0

ISIN:	US641423CC04

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Capital Markets Corp. toll free at (866) 864-7760, BNP Paribas Securities Corp. toll free at (800) 854-5674, CIBC World Markets Corp. toll free at (800) 282-0822, Citigroup Global Markets Inc. toll-free at (800) 831-9146 or SunTrust Robinson Humphrey, Inc. toll free at (800) 685-4786.

(1)  These expected securities ratings have been provided by Moody’s Investors Service, Inc. and S&P Global Ratings. None of these ratings are a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time.  Each security rating agency has its own methodology for assigning ratings, and, accordingly, each rating should be evaluated independently of any other rating. No report of any rating agency is incorporated by reference herein.

SCHEDULE D

INFORMATION FURNISHED BY UNDERWRITERS

1.              The information in the following paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus:

(a)         paragraph 4 (except the first sentence);

(b)         paragraphs 5 and 6 (second sentence only); and

(c)          paragraphs 7, 8 and 12; and

2.              Such other information (A) as shall be included in an amendment or supplement to the Prospectus and (B) as to which the Representatives and the Company shall have executed a letter or other document supplemental to this Agreement to the effect that such information shall be treated as having been referred to in this Schedule D.

EXHIBIT A

{Letterhead of Hutchison & Steffen, PLLC}

January 30, 2019

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

CIBC World Markets Corp.

Citigroup Global Markets Inc.

SunTrust Robinson Humphrey, Inc.

c/o Citigroup Global Markets Inc.

as Representative of the Underwriters listed on Exhibit A hereto.

388 Greenwich Street

New York, New York 10013

RE:                           Nevada Power Company

Ladies and Gentlemen:

We have acted as special Nevada counsel to Nevada Power Company, a Nevada corporation (the “Opinion Party”), in connection with the issuance and sale by the Opinion Party of $500,000,000 aggregate principal amount of the Opinion Party’s 3.700% General and Refunding Mortgage Notes, Series CC, due 2029 (the “Offered Securities”), pursuant to (a) the Underwriting Agreement dated January 28, 2019 between the Opinion Party and the underwriters, for whom you are acting as representatives (the “Underwriting Agreement”), (b) the registration statement on Form S-3 (File No. 333-213897) (the “Registration Statement”), as filed with the Securities and Exchange Commission, and (c) the final prospectus supplement dated January 28, 2019, including a base prospectus dated October 18, 2016 (together, the “Prospectus”). The Offered Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof, including by the Officer’s Certificate dated the date hereof (the “Series CC Officer’s Certificate”) establishing the terms of the Offered Securities (as so amended and supplemented, the “Indenture”), between the Opinion Party and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This opinion is delivered to you at the request of the Opinion Party and pursuant to Section 6(b) of the Underwriting Agreement.  Except as otherwise indicated herein, any capitalized term used and not otherwise defined herein has the meaning assigned to such term in the Underwriting Agreement.

This opinion letter is being furnished to the addressees hereof (subject to all of the qualifications, exceptions, assumptions, definitions, exclusions and other limitations set forth herein) (this “Opinion Letter”).

1.              Documents Reviewed

For purposes of these opinions, we have reviewed the executed originals or copies of the following documents:

1.1                               The Underwriting Agreement;

1.2                               The Registration Statement;

1.3                               The Preliminary Prospectus;

1.4                               The Prospectus;

1.5                               Disclosure Package;

1.6                               The Indenture;

1.7                               The Offered Securities;

1.8                               The Opinion Party’s Restated Articles of Incorporation, dated July 28, 1999, as certified by the Opinion Party and the Secretary of State of the State of Nevada;

1.9                               The Opinion Party’s Amended and Restated By-Laws, dated December 27, 2017, as certified by the Opinion Party;

1.10                        The unanimous written consent of the Opinion Party’s Board of Directors, dated January 24, 2019, as certified by the Opinion Party;

1.11                        The Notice of Filing of Security Instruments by Nevada Power Company, a Public Utility, dated May 18, 2001;

1.12                        The Company Order of the Opinion Party, dated January 30, 2019, issued pursuant to Sections 1.04, 4.01(b), and 4.03(b)(i) of the Indenture;

1.13                        The Series CC Officer’s Certificate;

1.14                        The Officer’s Certificate to Hutchison & Steffen, PLLC, dated January 30, 2019 (“Officer’s Certificate”);

1.15                        The Property Certificate of the Opinion Party to Hutchison & Steffen, PLLC, dated January 30, 2019 (the “Property Certificate”);

1.16                        The Officer’s Certificate of even date herewith issued pursuant to Sections 1.04, 4.01(e), and 4.03(b)(ii) of the Indenture (the “Additional Officer’s Certificate”);

1.17                        The Certificate of Existence with Status in Good Standing with respect to the Opinion Party, dated January 29, 2019, issued by the Secretary of State of the State of Nevada (the “Good Standing Certificate”);

1.18                        A copy of the order dated September 21, 2016 (Docket No. 16-07004) (the “Order”) issued by the Public Utilities Commission of the State of Nevada (the “PUCN”);

1.19                        The Policy of Title Insurance issued by First American Title Insurance Company, dated May 24, 2001, Policy No. LV-864000A-JS, including endorsements thereto dated October 18, 2001, October 29, 2002, and May 23, 2017, respectively (collectively, the “2001 Title Policy”);

1.20                        The Policy of Title Insurance issued by First American Title Insurance Company, dated August 18, 2003, Policy No. 42683-JS, including endorsements thereto of even date therewith and endorsements thereto dated May 23, 2017 (the “2003 Title Policy”);

We have further made such inquiries and investigations of law as we have deemed necessary or appropriate for the purpose of rendering these opinions.  We have made no other independent investigation or inquiry.

The documents listed in paragraphs 1.1 through 1.7 above are referred to herein collectively as the “Transaction Documents.” The documents listed in paragraphs 1.8 through 1.12 above are referred to herein collectively as the “Corporate Documents.” The Officer’s Certificate, the Property Certificate, the Series CC Officer’s Certificate, the Additional Officer’s Certificate, and the Good Standing Certificate are, collectively, the “Certificates.”

As used herein, all references to (1) “Nevada Laws” shall mean any laws, statutes, rules and regulations of the State of Nevada in effect on the date of this Opinion Letter; (2) “courts” or “governmental agencies” shall mean and are limited to those of the State of Nevada, excluding their political subdivisions and local agencies, and excluding any international, foreign or federal governments.

2.              Assumptions, Exceptions and Qualifications

2.1                               In rendering the opinions set forth below, we have, with your consent and without any independent investigation or inquiry, assumed:

2.1.1                     The genuineness of signatures not witnessed by us, the authenticity of the Transaction Documents, Corporate Documents, and Certificates submitted to us as originals, and the conformity to originals of the Transaction Documents, Corporate Documents, and Certificates submitted to us as copies;

2.1.2                     The conduct of the parties to the transactions contemplated by the Transaction Documents complies with any requirement of good faith, fair dealing and conscionability;

2.1.3                     There has not been any mutual mistake of fact or fraud, duress or undue influence;

2.1.4                     The Transaction Documents accurately describe the mutual understanding of the parties as to all matters contained therein and that no other agreements or undertakings exist between the parties relating to the transactions contemplated by, or the subject matter of, the Transaction Documents;

2.1.5                     The necessary legal capacity of all natural persons signing the Transaction Documents, Corporate Documents, and Certificates;

2.1.6                     The Transaction Documents have been duly and validly authorized, signed, and delivered by each party thereto and have been or will be properly acknowledged, where appropriate, except that we make no such assumption with respect to the Opinion Party;

2.1.7                     All parties to the Transaction Documents have the requisite corporate or organizational power and authority to enter into the Transaction Documents and to perform their obligations and be responsible for their liabilities thereunder, except that we make no such assumption with respect to the Opinion Party;

2.1.8                     Each party executing the Transaction Documents has been duly and validly formed and is in good standing in all relevant jurisdictions, except that we make no such assumption with respect to the Opinion Party and its compliance with the laws of the State of Nevada;

2.1.9                     Except as expressly provided in the opinion paragraphs below, all consents and approvals to any contract rights of the Opinion Party required to be obtained by parties to the Transaction Documents have been either obtained, or will be obtained, from all applicable third parties and governmental authorities, or no consents or approvals are required; and

2.1.10              The certifications, representations, and warranties as to matters of fact in the Transaction Documents, Corporate Documents, and Certificates are accurate and may be relied upon by us.

2.2                               The opinions set forth below are subject to the following limitations, exceptions and qualifications:

2.2.1                     The opinions set forth in paragraph 3.1 below with respect to the valid existence and good standing of the Opinion Party under the laws of the State of Nevada are based solely upon our review of the Good Standing Certificate dated January 29, 2019 and our review of the official website of the Secretary of State of the State of Nevada on January 30, 2019;

2.2.2                     The opinions set forth in paragraph 3.3 below are based solely upon our review of the Officer’s Certificate;

2.2.3                     The enforceability of the Transaction Documents and the availability of the rights and remedies provided for therein, may be limited by applicable bankruptcy, fraudulent transfer, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation, conservatorship or rearrangement laws or equitable principles, relating to, limiting or affecting the enforcement of creditors’, assignees’ and secured parties’ rights, generally.  In addition, such opinions are subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, public policy, good faith and fair dealing, conscionability, and the possible availability or unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and the exercise of judicial discretion in accordance with courts and Nevada Laws;

2.2.4                     We express no opinion as to any other document other than as set forth herein or any matter other than as expressly provided in the opinions set forth in this Opinion Letter, and we disclaim any obligation to provide an opinion on any other matter;

2.2.5                     We do not express any opinion concerning any law other than the laws of the State of Nevada (excluding state “Blue Sky” laws and regulations, and any laws, rules or regulations relating to gaming, antitrust, environmental, land use, pension, employee benefit, insolvency, securities, fraudulent transfer or other fraud or misrepresentation, antiterrorism or money laundering, on which we express no opinion).  Although certain members of this firm are admitted to practice in other states, we have not examined the laws of any state other than the State of Nevada nor have we consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions;

2.2.6                     The opinions in this letter are limited in all respects to the laws of the State of Nevada now in effect, to the matters set forth herein and as of the date hereof, and we assume no obligation and expressly decline any undertaking to revise, update, or supplement any of these opinions to reflect any fact or circumstance that may hereafter change or come to our attention or any changes in law or procedure that may hereafter occur or become effective, which would cause us to modify, in whole or in part, any of our opinions expressed in this Opinion Letter;

2.2.7                     We express no opinion on federal, county or municipal law;

2.2.8                     We express no opinion as to:

(i)                               the creation, validity or perfection of any lien on personal property to which Article 8 or 9 of the Uniform Commercial Code of Nevada (the “Code”) does not apply and in which a security interest cannot be perfected by filing a financing statement or fixture filing, by possession, or by control under the Code;

(ii)                            the creation, validity or perfection of a security interest in any property required to be perfected in any states other than the State of Nevada, pursuant to Section 104.9301 et seq. of the Code;

(iii)                         any provision of the Transaction Documents that purports to continue or reinstate any lien after all obligations and liabilities under all of the Transaction Documents have been paid and performed in full;

(iv)                        the validity and enforceability of any provisions in the Transaction Documents purporting to exculpate, release or indemnify any party from or against,

or waive or otherwise limit liability for, or establish non-culpability of any lender or lienholder for, any liability, loss or action to the extent contrary to public policy;

(v)                           the legality, validity, binding nature or enforceability of any provision of the Transaction Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(vi)                        the creation, validity or perfection of a security interest in any cash or cash equivalents;

(vii)                     any security interest that is terminated or released;

(viii)                  any provision in the Transaction Documents providing for exclusive jurisdiction of particular courts, agency proceedings, tribunals, or panels or purporting to waive, alter or limit, or restrict access to: (a) legal or equitable rights and remedies, including, without limitation, competent jurisdiction, venue, the right to trial by jury, the manner or method of service of process, and objections to the laying of venue or forum on the basis of forum non conveniens, or (b) statutory rights, including the waiver or release of, or the agreement not to assert, setoffs, claims, counterclaims, defenses (including without limitation any applicable statute of limitations), causes of action, rights or remedies, and the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, to the extent such provisions are not available under applicable Nevada law;

(ix)                        the reasonableness of any provision in the Transaction Documents that provides for (a) liquidated damages for the breach of a contract, or (b) an increase in the rate of interest or imposing a late payment charge, forfeiture or penalty (prepayment penalty or otherwise) in the event of delinquency or default, in each case, to the extent such provisions are deemed to constitute a penalty;

(x)                           the location of filing of any financing statements other than any financing statements to be filed in the State of Nevada; or

(xi)                        the effect of provisions with respect to a party’s right to collect a deficiency except upon compliance with applicable Nevada law.

2.2.9                     We express no opinion regarding the authorization, registration, business qualification or good standing of NV Energy, Inc., a Nevada corporation, or Berkshire Hathaway Energy Company, an Iowa corporation;

2.2.10              We are assuming that with respect to any collateral described in the Transaction Documents, other than real property, under the Code:  (i) value has been given and the collateral exists, and (ii) the collateral descriptions in the Transaction Documents are adequate for purposes of Section 104.9108 of the Code;

2.2.11              We assume, with your permission, that there are no actions, suits, proceedings, or investigations (whether formal or informal), instituted, threatened in writing or pending before or by any federal or state court, governmental, regulatory, or administrative agency, or by any other person, in connection with any transaction contemplated by the Transaction Documents which would (i) have any effect upon or relate to, the authorization, delivery, consummation or performance of any transaction or action contemplated by the Transaction Documents or (ii) prohibit, limit, interfere with or restrain any transaction or action contemplated by the Transaction Documents, except that the statements made in paragraph 3.8 are not based on any assumption made in this paragraph 2.2.11;

2.2.12              The opinions set forth in paragraph 3.10 below as to the identities of all real property acquired by the Opinion Party since August 18, 2003 are based solely on our review of the Property Certificate without any independent investigation or inquiry;

2.2.13              Requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

2.2.14              Whenever a statement herein is qualified by the phrase “to our knowledge,” “to the best of our knowledge,” or “known to us” or a similar phrase, we have, with your consent and without any independent investigation, advised you concerning only the conscious awareness of the facts in the possession of those attorneys who have provided legal services in connection with the Transaction Documents and this Opinion Letter and, solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual matter (e.g., pending or threatened legal proceedings), those attorneys at Hutchison & Steffen, PLLC who are primarily responsible for providing the response concerning that particular opinion issue or confirmation; and

2.2.15              This Opinion Letter is provided to you as a legal opinion only, and not as a guarantee or warranty of any matters discussed herein.  The opinions expressed herein are limited to those matters expressly set forth, and no opinion is to be inferred or implied beyond the matters expressly so stated.

3.              Opinions

Based on the foregoing and relying thereon, and subject to the assumptions, limitations, exceptions and qualifications set forth above, it is our opinion that:

3.1                               The Opinion Party has been duly organized and is validly existing and in good standing under the laws of the State of Nevada as a corporation;

3.2                               The Opinion Party has the corporate power and authority to own, lease and operate its property and conduct its business as described in the Disclosure Package and the Prospectus, and to authorize, execute, deliver and perform its obligations under the Transaction Documents, including without limitation the authorization, offering, issuance and sale of the Offered Securities;

3.3                               All shares of issued and outstanding capital stock of the Opinion Party are owned, beneficially and of record, by NV Energy, Inc., a Nevada corporation.  All shares of issued and outstanding capital stock of NV Energy, Inc. are owned, indirectly, by Berkshire Hathaway Energy Company, an Iowa corporation;

3.4                               The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Opinion Party;

3.5                               To the extent Nevada law governs, the Indenture constitutes a valid and binding agreement on the part of the Opinion Party, enforceable against the Opinion Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by equitable principles generally;

3.6                               The Offered Securities have been duly and validly authorized, and, to the extent Nevada law governs such issues, upon authentication thereof by the Trustee in accordance with the Indenture and payment therefor as provided in the Underwriting Agreement, will be validly issued and outstanding, enforceable against the Opinion Party in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by equitable principles generally;

3.7                               The PUCN has entered an appropriate Order, which to our knowledge remains in full force and effect on the date of this letter, which authorizes or permits the issuance of the Offered Securities by the Opinion Party; and such Order constitutes the only approval, authorization, consent or other order of, or notification to, any governmental body legally required by the State of Nevada in connection with the regulation of the Opinion Party as a public utility for the authorization of the execution, delivery, and performance by the Opinion Party of the Underwriting Agreement and the issuance of the Offered Securities by the Opinion Party pursuant to the terms of the Underwriting Agreement.  To our knowledge, other than the Order, no consent, approval, authorization or order of, or filing or registration by the Opinion Party with, any Nevada court, Nevada governmental agency or third party is required for the consummation by the Opinion Party of the transactions contemplated by the Transaction Documents or the performance by the Opinion Party of its obligations thereunder, except such as have been obtained or made;

3.8                               To the best of our knowledge, there are no legal or governmental actions, suits or proceedings before any courts or governmental agencies now pending, threatened against, or involving the Opinion Party or any of its subsidiaries (i) of a character that are required to be disclosed in the Registration Statement, the Disclosure Package, or the Prospectus and which are not adequately disclosed in the Registration Statement, the Disclosure Package, or the Prospectus; (ii) that, if determined adversely to the Opinion Party or any of its subsidiaries would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Opinion Party to perform its obligations under the Transaction Documents; or (iii) that would call into question the validity of the Transaction Documents or the authority of the Opinion Party to enter into the Transaction Documents to which it is a party;

3.9                               The execution, delivery and performance by the Opinion Party of the Transaction Documents to which it is a party and the issuance and sale of the Offered Securities and the use of proceeds of the Offered Securities as designated in the Disclosure Package and he Prospectus do not and will not:  (A) conflict with the corporate charter or by-laws of the Opinion Party; or (B) result in a violation of any Nevada statute, rule, regulation, order, judgment or decree of any courts or governmental agencies in Nevada having jurisdiction over the Opinion Party or any of its affiliates or any of their properties, where any such conflict, encumbrance, breach, default or violation under this clause (B) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Opinion Party to perform its obligations under the Transaction Documents;

3.10                        Except for minor defects or irregularities, the Opinion Party has good and marketable title to all real property acquired in fee title (and not subsequently disposed of) by the Opinion Party in the State of Nevada since August 13, 2003, subject only to the lien of the Indenture and Permitted Liens (as defined in the Indenture);

3.11                        Except as otherwise set forth in this Opinion Letter, the exceptions from coverage identified on Schedule B to the 2001 Title Policy and held by the Trustee, constitute Permitted Liens; provided, however, that in giving this opinion we have relied on the Property Certificate without any independent investigation, to the effect, among other things, that such exceptions meet the non-materiality and/or other qualifications set forth in clauses (c), (d), (e) and/or (g) in the definition of Permitted Liens in the Indenture;

3.12                        Except as otherwise set forth in this Opinion Letter, the exceptions from coverage referred to on Schedule B to the 2003 Title Policy held by the Trustee constitute Permitted Liens; provided, however, that in giving this opinion we have relied on the Property Certificate without any independent investigation, to the effect, among other things, that such exceptions meet the non-materiality and/or other qualifications set forth in clauses (c), (d), (e) and/or (g) in the definition of Permitted Liens in the Indenture;

3.13                        The Indenture, which was properly filed and recorded, constitutes a valid mortgage lien on the real properties located in the State of Nevada that are specifically or generally described or referred to in the Indenture as being subject to the Lien thereof (and not subsequently released from such Lien), enforceable against the Opinion Party in accordance with its terms, provided, however, that, except as stated in paragraph 3.10, we express no opinion regarding the priority of any mortgage lien so recorded. The security interest granted by the Opinion Party to the Trustee in the Indenture constitutes a duly perfected security interest in the fixtures and personal property located in the State of Nevada which are specifically or generally described or referred to in the Indenture as being subject to the security interest granted therein (and not subsequently released from such Lien), to the extent that, under the Code, a security interest in such property can be perfected by the filing of a financing statement, which perfected security interest is enforceable against the Opinion Party in accordance with its terms, provided, however, that, except as stated in paragraph 3.10, we express no opinion regarding the priority of any lien so perfected.  The Indenture by its terms effectively subjects to the Lien thereof all property located in the State of Nevada (other than Excepted Property, as defined in the Indenture) acquired by the Opinion Party after the date of the execution and delivery of the Indenture (and not subsequently released from such Lien), subject to no Lien prior to the Lien of the Indenture except Permitted Liens, any

Lien thereon existing at the time of such acquisition and any Lien for unpaid portions of the purchase price thereof placed thereon at the time of such acquisition, and also except as otherwise provided in Article XIII of the Indenture and except for possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government;

3.14                        No taxes (as distinguished from filing and recordation fees) are payable to the State of Nevada, or any subdivision or agency thereof, in connection with the execution and delivery of the Underwriting Agreement establishing the series and terms of the Offered Securities or the issuance and sale of the Offered Securities, and all filing and recording fees as to the Indenture have been paid.

This Opinion Letter is made with the knowledge and understanding that the addressees (but no other persons) may rely thereon in connection with the transactions provided for in the Transaction Documents and is solely for the addressees’ benefit, and this Opinion Letter may not be disclosed to or relied upon by any person other than the addressees, except that (i) this Opinion Letter may be disclosed to independent auditors, bank examiners, legal counsel, regulatory and other governmental authorities having jurisdiction or regulatory authority over the respective addressee requesting (or requiring) such disclosure and pursuant to lawful order or legal process of any court or governmental agency; (ii) this Opinion Letter may be furnished for information (but not reliance) to third parties in connection with their requests submitted under the Freedom of Information Act (5 U.S.C. §552), unless determined to be exempt from disclosure in accordance with 5 U.S.C. §552, (iii) this Opinion Letter may be disclosed to and relied upon by the respective addressees’ successors by merger or acquisition; (iv) there are no intended third party beneficiaries of this Opinion Letter; and (v) this Opinion Letter may be disclosed in connection with any legal action to which you are a party arising out of your participation in the subject matter of the Transaction Documents.  However, this Opinion Letter specifically cannot be used or relied upon in any way in any advertisement, solicitation, prospectus or sales information regarding sale to others of the financial interests acquired by or as a result of the Transaction Documents.

Very truly yours,

HUTCHISON & STEFFEN, PLLC

EXHIBIT A

BMO Capital Markets Corp.
BNP Paribas Securities Corp.
CIBC World Markets Corp.
SunTrust Robinson Humphrey, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
The Williams Capital Group, L.P.

EXHIBIT B

{Letterhead of Perkins Coie LLP}

January 30, 2019

Citigroup Global Markets Inc.

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

CIBC World Markets Corp.

SunTrust Robinson Humphrey, Inc.

As representatives of the several Underwriters listed on Exhibit A hereto.

Re:                             Nevada Power Company

Ladies and Gentlemen:

We have acted as special counsel to Nevada Power Company, a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 3.700% General and Refunding Mortgage Notes, Series CC, due 2029 (the “Notes”), pursuant to (a) the Underwriting Agreement dated January 28, 2019 between the Company and the Underwriters, for whom you are acting as Representatives, (the “Underwriting Agreement”), (b) the registration statement on Form S-3 (File No. 333-213897) (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”), (c) the preliminary prospectus supplement, subject to completion, dated January 28, 2019, relating to the issuance and sale of the Notes, including a base prospectus dated October 18, 2016 (together, the “Preliminary Prospectus”) and (d) the final prospectus supplement dated January 28, 2019, including a base prospectus dated October 18, 2016 (together, the “Prospectus”). The Notes will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof, including by the Officer’s Certificate establishing the terms of the Notes (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This opinion is delivered to you at the request of the Company and pursuant to Section 6(c) of the Underwriting Agreement.  Except as otherwise indicated herein, any capitalized term used and not otherwise defined herein has the meaning assigned to such term in the Underwriting Agreement.

A.                                    Documents and Matters Examined

In the course of our representation as described above, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion, and we have examined originals, or copies certified or otherwise identified to our satisfaction, of the documents described in Exhibit B hereto.  The documents listed in Exhibit B are herein collectively referred to as the “Documents.”  Our opinions (i.e., those paragraphs in the “Opinions” portion of this letter numbered C-1 through C-11) are based upon a review of the Documents and, with your consent, we have reviewed no other documents, corporate records, certificates or other statements as a basis for the opinions expressed herein.

We have participated in interviews of various officers of the Company and have received from them representations concerning various facts underlying this opinion.  As to certain matters of fact bearing upon the opinions expressed herein, we have, with your consent and without further investigation, relied upon information in certificates and orders issued by government officials, offices and agencies, copies of which have been provided to you, such as certificates or orders as to due incorporation, corporate good standing or regulatory requirements for the issuance of the Notes (collectively, the “Public Authority Documents”) (and all opinions based on Public Authority Documents are as of the date of such Public Authority Documents and not as of the date of this opinion letter), information in the Officer’s Certificate described in Exhibit B, a copy of which has been made available to you, and the representations and warranties of the Company and you in the Underwriting Agreement.  We have not independently verified the facts so relied on.

With your permission, we have also relied, without investigation or verification, as to all matters governed by the laws of the State of Nevada upon an opinion letter, dated the date of this opinion, to you from Hutchison & Steffen, PLLC, Nevada counsel to the Company.

B.                                    Assumptions

In rendering the opinions and assurances expressed herein, we have further relied upon the following assumptions, the accuracy of which we have not independently verified:

B-1                      Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

B-2                      The Indenture has been duly authorized, executed and delivered by the Trustee and the Notes have been duly authenticated by the Trustee.

B-3                      The Underwriting Agreement, the Indenture and the Notes (the “Transaction Documents”) and the other documents reviewed by us are valid and binding obligations of each party thereto, other than the Company, enforceable against such party in accordance with their respective terms, and each such party has satisfied all legal requirements pertaining to its status relevant to its right to enforce the Transaction Documents against the Company.

B-4                      The Company is validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to enter into the Transaction

Documents and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized, executed and delivered by the Company.

B-5                      The parties to the Underwriting Agreement have performed their respective obligations thereunder and will receive the consideration to be delivered to them at the closing of the issuance and sale of the Notes pursuant to the terms of the Underwriting Agreement.

B-6                      The representations of the parties (other than the Company) in the Underwriting Agreement are true and correct and the representations of the Company in the Underwriting Agreement as to factual matters are true and correct.

B-7                      Each Public Authority Document reviewed by us for the purpose of rendering this opinion letter is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete.

B-8                      There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Documents.

B-9                      All individuals have sufficient legal capacity to perform their functions with respect to the Documents and the transactions contemplated by the Documents.

Whenever a statement herein is qualified by the phrase “to our knowledge,” or by any other phrase of similar import, or where it is noted that nothing has been brought to our attention, it means that the opinion or confirmation stated is based solely upon the conscious awareness of such information by (a) the attorney who signs this opinion letter on behalf of Perkins Coie LLP, (b) any attorney at Perkins Coie LLP who has been actively involved in negotiating or preparing the Documents or preparing this opinion letter, and (c) solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual matter (e.g., pending or threatened legal proceedings), any attorney at Perkins Coie LLP who is primarily responsible for providing the response concerning that particular opinion issue or confirmation.  We have not undertaken, nor were we obligated or expected to undertake, an independent investigation to determine the accuracy of the facts or other information as to which our knowledge is sought, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.  No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

C.                                    Opinions

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

C-1                            The Indenture constitutes a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms.

C-2                            The Notes, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered against payment of the purchase price as provided in the Underwriting Agreement, will be validly issued and outstanding, enforceable against the Company in accordance with their terms and entitled to the benefit and security of the Indenture ratably with all other securities outstanding thereunder.

C-3                            The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder:  (i) to our knowledge, will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Indenture) upon any property or assets of the Company pursuant to any agreement filed by the Company as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 (each, a “Material Agreement”); and (ii) to our knowledge, will not result in any violation of any statutory laws that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Transaction Documents, except, in the case of (i) and (ii), as would not reasonably be likely to have a Material Adverse Effect.

C-4                            To our knowledge, and subject to paragraph E-6 and except for matters related to U.S. state securities laws and regulations and non-U.S. laws and regulations, no approval, authorization, consent or order of, or filing with any governmental or regulatory body or agency is required in connection with the issuance and sale of the Notes by the Company, the consummation by the Company of the transactions contemplated by the Underwriting Agreement, or the due authorization, execution or delivery of the Transaction Documents by the Company, except such as (i) have been obtained or made by the Company and are in full force and effect or (ii) if not obtained or made, would not reasonably be likely to have a Material Adverse Effect on the validity or enforceability of the Notes or the transactions contemplated by the Transaction Documents or the ability of the Company to perform its obligations thereunder.

C-5                            The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus as they pertain to the Company (other than the financial statements and financial schedules therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

C-6                            Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement, the Preliminary Prospectus and the Prospectus, each of the Registration Statement and Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

C-7                            The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of General and Refunding Mortgage Securities—Description of the G&R Indenture” and “Description of the Notes,” in each case insofar as the statements purport to summarize the provisions of the Indenture and the Notes, fairly summarize such provisions in all material respects.

C-8                            The Company is not, and immediately upon receipt of payment for the Notes will not be, an “investment company” required to be registered under the Investment Company Act.

C-9                            The Registration Statement was declared effective under the Securities Act on October 18, 2016; the Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b) on January 28, 2019 in a manner and within the time period required by Rule 424(b) under the Securities Act; the Prospectus was filed with the Commission pursuant to Rule 424(b) on January 28, 2019 in a manner and within the time period required by Rule 424(b) under the Securities Act; and, based solely on the contents of the Commission’s stop orders webpage located at www.sec.gov/litigation/stoporders.shtml, as of 8:30 a.m. Eastern Time on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to our knowledge, no proceedings for that purpose have been initiated by the Commission.

C-10                     To the extent New York state law governs such matters, the security interest granted by the Company to the Trustee in the Indenture has attached within the meaning of Section 9-203 of the Uniform Commercial Code of the State of New York (the “UCCNY”) with respect to such portion of the Mortgaged Property (as defined in the Indenture) that constitutes personal property or fixtures in which a security interest can be granted under Article 9 of the UCCNY.

C-11                     The Indenture has been duly qualified under the Trust Indenture Act.

D.                                    Confirmations

We have participated in conferences with officers and other representatives of the Company, you and your representatives and representatives of the independent auditors of the Company at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (and portions of certain documents incorporated by reference therein) and any amendments or supplements thereto were discussed.  Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraph C-7 above, subject to the assumptions, exclusions and qualifications set forth in this opinion) made in (a) the Registration Statement or any amendment thereto, (b) the Disclosure Package or any amendment or supplement thereto, (c) the Prospectus or any amendment or supplement thereto, or (d) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, nothing has come to our attention that causes us to believe that:

(a)                                 the Registration Statement (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement), as of the most recent date the Registration Statement became effective pursuant to Rule 430B(f)(2) of the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)                                 the Disclosure Package (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or

(c)                                  the Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement) as of its date and as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

E.                                    Qualifications; Exclusions

E-1                             The opinions expressed herein are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

E-2                             Except to the extent expressly noted to the contrary in this opinion letter, we express no opinion as to the following matters, or the effect, if any, that they may have on the opinions expressed herein:

(a)                           U.S. and non-U.S. federal securities laws and regulations, state “blue sky” laws and regulations, the Investment Company Act, the Trust Indenture Act, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments, including the anti-fraud provisions of such laws;

(b)                           federal and state laws and regulations dealing with (i) antitrust and unfair competition; (ii) filing and notice requirements, other than requirements applicable to charter-related documents such as a certificate of merger; (iii) environmental matters; (iv) land use and subdivisions; (v) tax; (vi) patents, copyrights, trademarks and intellectual property; (vii) governmental procurement; (viii) racketeering; (ix) health and safety; (x) labor and employment; (xi) national and local emergencies; (xii) requirements and provisions of the USA Patriot Act or Foreign Corrupt Practices Act, terrorism, foreign assets control, and foreign investment review or approval; (xiii) possible judicial deference to acts of sovereign states; (xiv) criminal and civil forfeiture; (xv) statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud, wire fraud and money laundering statutes); (xvi) privacy; and (xvii) regulation of lenders or opinion recipients, or the conduct of their business, and that may relate to the Transaction Documents or the transactions contemplated by the Documents;

(c)                            Federal Reserve Board margin regulations;

(d)                           compliance with fiduciary duty requirements;

(e)                            the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any such statutes, ordinances, administrative decisions, rules or regulations;

(f)                             fraudulent transfer and fraudulent conveyance laws;

(g)                            pension and employee benefit laws and regulations;

(h)                           the Company’s title to or the condition of title of any property; and

(i)                               the creation, attachment, perfection, priority or enforcement of liens or encumbrances.

E-3                             We express no opinion as to the enforceability of:

(a)                                 provisions related to the waiver of rights, remedies, defenses and obligations or waivers of good faith and reasonableness, including, without limitation, attempts to waive applicable statutes of limitations (including by shortening or extending) or rights to a jury trial, or attempts to change or waive rules of evidence or to fix the method or quantum of proof;

(b)                                 provisions permitting the pursuit of inconsistent or cumulative remedies;

(c)                                  provisions purporting to indemnify, release, exculpate, hold harmless or exempt any party from liability for its own gross negligence, recklessness, willful misconduct, intentional harm, criminal violations, unlawful conduct, strict product liability, other wrongdoing, or for securities law liabilities;

(d)                                 provisions establishing or waiving evidentiary standards;

(e)                                  provisions providing for payment of attorneys’ fees incurred in a dispute or enforcement action (i) to a party other than the prevailing party, (ii) at a procedural level beyond the trial or initial dispute resolution level, or (iii) purporting to limit judicial discretion regarding determination of the amount of such fees and related costs;

(f)                                   provisions appointing a party as attorney in fact for another party;

(g)                                  provisions for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, charging interest on interest, late charges, increased interest after default or maturity or prepayment premiums;

(h)                                 self-help provisions or rights of set off;

(i)                                     choice of law, choice of forum, consent to jurisdictions (both as to personal jurisdiction and subject matter jurisdiction) and service of process provisions;

(j)                                    arbitration provisions;

(k)                                 provisions purporting to (i) limit the Company’s ability to transfer its rights in collateral in a manner contrary to UCC Section 9-401, (ii) provide for a security interest in proceeds with respect to personal property comprising collateral other than as set forth under UCC Section 9-315 or (iii) permit any person or entity to vote or otherwise exercise any rights with respect to any collateral absent compliance with the requirements of applicable laws and regulations as to the exercise of rights with respect to such collateral;

(l)                                     provisions that provide for the appointment of a receiver, trustee, conservator or liquidator in any manner except in compliance with applicable law;

(m)                             a guaranty or surety agreement to the extent that, in the absence of a valid waiver or consent of the guarantor or surety, action by a creditor impairs the value of collateral securing guaranteed debt or a surety obligation to the detriment of the guarantor or surety, or the guaranteed debt or surety obligation is materially modified, or the creditor otherwise takes or fails to take any action that prejudices the guarantor or surety;

(n)                                 covenants not to compete;

(o)                                 confession of judgment provisions;

(p)                                 voting and appointment agreements;

(q)                                 any guaranty, grant of security interest, or other obligation to the extent it includes a swap obligation of any person or entity that is not an eligible contract participant under the Commodity Exchange Act;

(r)                                    provisions that are unconscionable as a matter of law; and

(s)                                   provisions that would permit the exercise of remedies without consideration of the materiality of (i) the breach and (ii) the consequence of the breach to the party seeking enforcement.

E-4                             With respect to our opinion in paragraph C-3, we express no opinion as to any violation of a Material Agreement not readily ascertainable from the face of the Material Agreement or arising from any cross-default provision insofar as it relates to a default under an agreement that is not a Material Agreement or arising under a covenant of a financial or numerical nature or requiring computation or provisions therein relating to the occurrence of a “material adverse event” or words of similar import.

E-5                             To the extent that one or more of the Transaction Documents requires arbitration of disputes, we express no opinion as to whether an arbitrator would enforce provisions of the applicable document(s) in the same manner as such provisions would be enforced by a court of competent jurisdiction.

E-6                             We express no opinion as to matters relating to laws and regulations (including regulatory developments), including approvals, authorizations, consents or orders of, or filings with any governmental or regulatory body or agency, regarding or affecting the generation, transmission, distribution or sale of electricity, the supply, transportation or distribution of natural gas, hydroelectric projects, including hydroelectric licensing, coal and mining operations, the protection of the environment, pipeline health and safety matters, or the regulation of public utility holding companies and utilities, including the Federal Power Act and the Energy Policy Act of 2005.

E-7                             In rendering the opinions, we have not undertaken any research for purposes of determining whether the Company or any of the transactions contemplated by the Documents are subject to any law or other governmental requirement other than to those laws and requirements which an attorney practicing law in the State of New York exercising customary professional diligence would generally recognize as being applicable to transactions of the type contemplated in the Documents.

For purposes of expressing the opinions herein, (a) we have examined the laws of the State of New York and, to the extent applicable, the federal laws of the United States of America; (b) we have assumed that those laws govern the construction, interpretation and enforcement of the Transaction Documents, whether or not any of the Transaction Documents includes a choice-of-law provision stipulating the application of the laws of some other jurisdiction and (c) our opinions are limited to such laws.  We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above).  We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof (including changes in law or facts, or as to facts relating to prior events that are subsequently brought to our attention), or to consider their applicability or correctness as to persons or entities other than the addressees.

This letter is for the benefit of, and may be relied upon only by you, and then solely in connection with the closing of the sale of the Notes.  Neither this letter nor any extract herefrom or reference hereto may be published or delivered to any other person by you, and this letter may not be relied upon for any other purpose without our express written permission.

Very truly yours,

PERKINS COIE LLP

EXHIBIT A

Citigroup Global Markets Inc.

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

CIBC World Markets Corp.

SunTrust Robinson Humphrey, Inc.

J.P. Morgan Securities LLC

KeyBanc Capital Markets Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

The Williams Capital Group, L.P.

EXHIBIT B

(a)                   The Underwriting Agreement.

(b)                   The Registration Statement.

(c)                    The Preliminary Prospectus and the documents incorporated by reference therein.

(d)                   The Issuer Free Writing Prospectus, attached as Schedule B to the Underwriting Agreement, filed pursuant to Rule 433.

(e)                    The Prospectus and the documents incorporated by reference therein.

(f)                     The Indenture.

(g)                    The Notes.

(h)                   The documents and certificates delivered at the closing of the issuance and sale of the Notes.

(i)                       The Company’s Restated Articles of Incorporation, dated July 28, 1999, as certified by the Company and Secretary of State of the State of Nevada.

(j)                      The Company’s Amended and Restated By-Laws, dated December 27, 2017, as certified by the Company.

(k)                   The unanimous written consent of the Company’s Board of Directors, dated January 24, 2019 as certified by the Company.

(l)                       Officer’s Certificate to Perkins Coie LLP, dated January 30, 2019 (“Officer’s Certificate”).

(m)               The Public Authority Documents, including certified copies of orders in the following proceeding: Public Utilities Commission of Nevada, Docket No. 16-07004.